UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On January 11, 2016, Orexigen Therapeutics, Inc. (the “Company” or “Orexigen”) issued a press release announcing its 2016 financial guidance, attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Starting on January 11, 2016, representatives of the Company will be presenting to and conducting meetings with investors, analysts and others. During these presentations and meetings, the Company will present the slides attached as Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item of this report.

***

By filing this Current Report on Form 8-K and furnishing the information herein and incorporated herein, the Company makes no admission as to the materiality of any information in this report. The information contained in this report is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission (“SEC”) and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Orexigen cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “should,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding: the potential for Contrave and Mysimba to achieve commercial success globally; the ability of our Irish subsidiary to manage key business functions for our international rights to Contrave/Mysimba; the potential for Orexigen to obtain marketing authorizations or commercialization partner(s) for Contrave in territories outside the United States; the resources Takeda Pharmaceutical Company Limited, or Takeda, is dedicating to the U.S. commercial launch of Contrave and the potential to maintain and strengthen the intellectual property protection for Contrave/Mysimba globally. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ materially from those expressed or implied in this release due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: the potential that the marketing and commercialization of Contrave/Mysimba will not be successful; the Company’s ability to obtain partnerships and marketing authorizations globally; the final results of another cardiovascular outcomes trial may not support continued approval of Contrave; additional analysis of the Light Study results or new data from the planned cardiovascular outcomes trial or other studies, including safety-related data, may produce negative or inconclusive results, or may be inconsistent with prior results; the results of the planned cardiovascular outcomes trial may not support continued approval of Contrave/Mysimba; the therapeutic and commercial value of Contrave/Mysimba; competition in the global anti-obesity market, particularly from existing therapies; the Company’s failure to successfully acquire, develop and market additional product candidates or approved products; estimates of the capacity of manufacturing and the Company’s ability to secure additional manufacturing capabilities; the Company’s reliance on Takeda to vigorously enforce the CONTRAVE intellectual property rights; the potential for a Delaware court to determine that one or more of the patents are not valid or that Actavis’ proposed generic product is not infringing each of the patents at issue; the Company’s ability to maintain sufficient capital to fund its operations; and other risks described in Orexigen’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Current Report on Form 10-Q filed with the SEC on November 9, 2015 and its other reports, which are available from the SEC’s website (www.sec.gov) and on Orexigen’s website (www.orexigen.com) under the heading “Investors.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 11, 2016

99.2	Slide Presentation, dated January 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: January 11, 2016	By:	/s/ Michael A. Narachi
	Name:	Michael A. Narachi
	Title:	Chief Executive Officer